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                             CERTIFICATE OF ACCURACY

This is to certify that the translation described below is, to the best of our knowledge and belief, a true and accurate rendition of the original document.

Job Number:                         96282
                                    -----

Job Name:                           WACHTELL, LIPTON, ROSEN & KATZ
                                    ------------------------------

Job Description:                    PAGES FROM HR 71703 OCT 20 2006
                                    -------------------------------

Language from:  SPANISH                     into:  ENGLISH
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Date:  NOVEMBER 27, 2006                    /S/ PAUL M. MARTINEZ
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                                            Paul M. Martinez
                                            Project Manager
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STATE OF NEW YORK, COUNTY OF KINGS

Subscribed and sworn to before me
this date of November 27, 2006



/s/ Robert J. Mazza
NOTARY PUBLIC

               ROBERT J. MAZZA
      Notary Public, State of New York
               No. 02MA5057911
          Qualified in Kings County
      Commission Expires April 1, 2010

            A Member of the International Family of Bowne Companies


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                                                      October 18, 2006 - Madrid

Dear Sirs:

         In accordance with the provisions of Stock Exchange Act 24, Art. 82 of Law /1988 July 28, ACCIONA, S.A. declares the following:

                              RELEVANT INFORMATION

         ACCIONA, S.A., in view of the accusations from E.on regarding the lack of transparency in the information broadcasted to the markets in connection with its investment in Endesa and hiding alleged agreements with the Government and third parties, confirms the public information broadcasted by Acciona to date and documents it by releasing the Contracts signed to that effect, included herein as Attachments, to preclude any biased interpretation of their terms and conditions.

         Also included is a copy of the notification to be submitted to the US Securities and Exchange Commission, which includes relevant information already available in the market and which is compiled in this document.

                                                         Sincerely,


                                                         Acciona, S.A.
                                                         For

                                                         ---------------------
                                                         Jorge Vega-Penichet
                                                         Secretary of the Board